UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008
_____________________

Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2008, pursuant to an Agreement and Plan of Merger dated as of June 25, 2007 (the "Merger Agreement"), by and among Energy East Corporation, Iberdrola, S.A. and Green Acquisition Capital, Inc., a wholly-owned subsidiary of Iberdrola, Green Acquisition Capital merged with and into Energy East, with Energy East being the surviving entity and becoming a wholly-owned subsidiary of Iberdrola (the "Merger").

In connection with the consummation of the Merger, Energy East notified the New York Stock Exchange (NYSE) that on September 16, 2008, each share of Energy East common stock outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive $28.50, without interest. Energy East requested the NYSE to file with the Securities and Exchange Commission an application on Form 25 to remove the shares from listing on the NYSE and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 5.01 Changes in Control of Registrant.

On September 16, 2008, pursuant to the Merger Agreement, all of Energy East's outstanding common stock was cancelled and converted into the right to receive merger proceeds of $28.50 per share, without interest, and Energy East became a wholly-owned subsidiary of Iberdrola. Iberdrola had arranged financing for the acquisition through a euro 3,400 billion capital increase, raised via an accelerated bookbuilding offer in June 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger, as contemplated in the Merger Agreement, at the effective time, James H. Brandi, John T. Cardis, Thomas B. Hogan, Jr., G. Jean Howard, David M. Jagger, Seth A. Kaplan, Ben E. Lynch, Peter J. Moynihan, and Patricia M. Nazemetz ceased to serve as directors of Energy East.

Effective September 16, 2008, Pedro Azagra Blázquez, José Luis del Valle Doblado, José Izaguirre Nazar, Maria Dolores Herrara Pereda and Wesley W. von Schack were designated the members of the board of directors of Energy East in accordance with the terms of the Merger Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation and by-laws of Green Acquisition Capital, as in effect immediately prior to the effective time of the merger, became the certificate of incorporation and by-laws of Energy East. The changes to the certificate of incorporation (i) redefine the purpose for which Energy East is formed; (ii) change the number of shares which Energy East is authorized to issue to 100 shares of common stock and change the par value of such shares to $0.01 each; (iii) delete certain provisions regarding preemptive rights with respect to the common stock of Energy East; (iv) redefine the personal liability of the directors of Energy East; (v) defer to the statutory provisions regarding the election of directors and the term of directors of Energy East; (vi) defer to the statutory provisions regarding the permissibility of actions by the stockholders by written consent; (vii) defer to the statutory provisions regarding modifications and adoptions of by-laws of Energy East; (viii) defer to the statutory provisions regarding the approval of certain sales, the adoption plans of merger and other material corporate actions. The Restated Certificate of Incorporation and Amended and Restated By-laws of Energy East are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number                                               Description

3.1                   Restated Certificate of Incorporation of Energy East Corporation

3.2                   Amended and Restated By-laws of Energy East Corporation dated September 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 17, 2008	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Senior Vice President and Chief Financial Officer